PAGE 1
IDS Tax-Exempt Bond Fund, Inc.
File No. 2-57328/811-2686

                                        EXHIBIT INDEX

Exhibit 5:     Investment Management Services Agreement.

Exhibit 6:     Distribution Agreement.

Exhibit 8:     Custodian Agreement.

Exhibit 9(a):  Transfer Agency Agreement.

Exhibit 9(b):  Shareholder Service Agreement.

Exhibit 9(c):  Administrative Services Agreement.

Exhibit 11:    Independent Auditors' Consent.

Exhibit 15:    Plan and Agreement of Distribution.

Exhibit 17:    Financial Data Schedule.

Exhibit 19(a): Directors'/Trustees' Power of Attorney.